Exhibit 99.1
DSW Inc. Reports Second Quarter 2011 Results
•	Net sales increase 14.7%, on a 12.3% increase in comparable sales
•	Gross profit margin rises 240 basis points to 32.7% of net sales
•	Reported diluted EPS totals $3.96 per share
•	Adjusted diluted EPS rises 42% to $0.74 per share, excluding the impact of the RVI merger
•	Company raises 2011 annual diluted earnings per share guidance to a range of $2.70 to $2.85 excluding any benefits or costs associated with the RVI merger
COLUMBUS, Ohio, August 30, 2011 — DSW Inc. (NYSE: DSW), a leading branded footwear and accessories retailer, announced financial results for the three month and six month periods ended July 30, 2011, which compares to the three month and six month periods ended July 31, 2010 last year.
“We continued our strong performance in the second quarter, delivering double-digit increases in sales and comparable sales, expansion in gross margin and solid earnings growth driven by the success of our format and our strategies,” stated Mike MacDonald, President and Chief Executive Officer, DSW Inc. “We believe our sustained momentum is a clear indication of DSW’s authority in the footwear category. The second quarter marked our eighth consecutive quarter of strong comparable sales approaching or equaling a double-digit growth rate. The second quarter also represented a significant milestone for us as we completed the merger with Retail Ventures, Inc. In our ongoing efforts to increase value for our shareholders, our Board approved a special dividend of $2.00 per share and the initiation of a quarterly cash dividend payment of $0.15 per share.”
“During the quarter we increased our men’s and accessories penetration while continuing to grow women’s fashion footwear,” MacDonald continued. “We also launched our mobile website and kids’ shoes online to further our market share gains in the high-growth e-commerce business. Despite economic uncertainty and equity market volatility, we expect fiscal 2011 to represent another strong year of growth and increased value for all DSW stakeholders.”

Second Quarter Operating Results
•	Net sales increased 14.7% to $476.3 million from $415.1 million in the second quarter of 2010.
•	Comparable sales for the second quarter increased 12.3%. This follows a 12.0% increase in comparable sales in the second quarter of 2010.
•	Reported net income was $139.9 million, or $3.96 per diluted share on 35.4 million weighted average shares outstanding, which included a net benefit of $106.2 million, related to the merger with RVI. This compares to reported net income of $26.9 million, or $1.00 per diluted share on 22.3 million weighted average shares outstanding, in the second quarter of 2010.
•	Net income, adjusted for items related to the completed merger with RVI, was $33.7 million, or $0.74 per diluted share on 45.3 million weighted average shares outstanding. This compares to adjusted net income of $23.5 million, or $0.52 per diluted share on 44.8 million weighted average shares outstanding, in the second quarter of 2010.
•	At the conclusion of this press release is a reconciliation of reported to adjusted results.
Six-Month Operating Results
•	Net sales increased 13.3% to $979.9 million from $864.7 million for the first six months of 2010.
•	Comparable sales for the first six months increased 11.5%. This follows a 14.1% increase in comparable sales in the first six months of 2010.
•	Reported net income was $101.7 million, or $3.54 per diluted share on 28.7 million weighted average shares outstanding, which included a net benefit of $28.4 million, related to the merger with Retail Ventures, Inc. This compares to reported net income of $21.0 million, or $0.98 per diluted share on 21.4 million weighted average shares outstanding, in the second quarter of 2010.
•	Net income, adjusted for items related to the completed merger with RVI, was $73.3 million, or $1.62 per diluted share on 45.3 million weighted average shares outstanding. This compares to adjusted net income of $53.6 million, or $1.20 per diluted share on 44.8 million weighted average shares outstanding, in the second quarter of 2010.
•	At the conclusion of this press release is a reconciliation of reported to adjusted results.
Second Quarter Balance Sheet Highlights
•	Cash and investments totaled $418 million compared to $305 million at the end of the second quarter 2010.
•	Inventories were $318 million compared to $309 million at the end of the second quarter of 2010. Inventory per square foot was flat compared to the second quarter of 2010.

Recent Merger Transaction
On February 8, 2011, the Company and its largest shareholder, Retail Ventures, Inc., announced the two companies had signed a definitive merger agreement providing for RVI to become a wholly-owned subsidiary of DSW in an exchange of shares at an exchange ratio of 0.435 DSW shares for each RVI share. On May 19, 2011 the merger was approved by DSW and RVI shareholders and closed on May 26, 2011. Pre-merger financial information presented in the DSW consolidated financial statements represents consolidated Retail Ventures’ financial information. References to Retail Ventures or RVI refer to the pre-merger entity. The pre-merger financial information has been retrospectively recast for share and per share information, segment presentation and cost of sales.
As a result of the merger, DSW assumed all of RVI’s obligations, including 6.625% mandatorily exchangeable notes due September 15, 2011, known as Premium Income Exchangeable Securities (“PIES”). Subsequent to quarter-end, on August 10, 2011 the Company announced that it would settle the outstanding PIES for approximately 3.8 million shares of DSW Class A common stock on the maturity date of September 15, 2011. Following the delivery of the shares to the holders of the PIES, the Company’s public float will increase by the 3.8 million shares. However, these shares will not increase the number of DSW diluted shares reported in the first quarter of 2011 because they have always been included in the diluted share count since the PIES were issued in 2006.
Based on terms in the PIES agreement, the number of shares required to settle the PIES could increase up to an additional one million shares if during the applicable measuring period, August 15, 2011 to September 12, 2011, the average DSW stock price were to fall below $34.95. The DSW stock price closed yesterday over $47 per share.
Fiscal 2011 Annual Outlook
The Company is raising its annual guidance. DSW continues to estimate annual comparable sales to increase in the mid-single-digit range and now expects annual diluted earnings per share in the range of $2.70 to $2.85 for fiscal 2011, excluding any impact from the merger with RVI. This assumes moderate comp growth, flat gross margin and modest deleveraging of expenses in the second half of fiscal 2011, as compared to the second half of fiscal 2010.
Webcast and Conference Call
To hear the Company’s live earnings conference call, log on to http://www.dswinc.com/ today at 8:30 AM Eastern, or call (888) 299-7230. To hear a replay of the earnings call, which will be available approximately two hours after the conference call ends, dial 1-877-870-5176, followed by passcode 2661490. An audio replay of the conference call, as well as additional financial information, will also be available at http://www.dswinc.com/.

About DSW Inc.
DSW Inc. is a leading branded footwear and accessories retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear and accessories for women, men and kids. As of July 30, 2011, DSW operated 319 stores in 39 states and operated an e-commerce site, http://www.dsw.com, and a mobile website, http://m.dsw.com. DSW also supplied footwear to 352 leased locations in the United States. For store locations and additional information about DSW, visit http://www.dswinc.com. Follow DSW on Twitter at http://twitter.com/DSWShoeLovers and “like” DSW on Facebook at http://www.facebook.com/DSW.
DSW INC.
Q2 AND YEAR-TO-DATE 2011 SEGMENT RESULTS
Net sales by reportable segment:

	Three Months Ended			Six Months Ended
	July 30, 2011	July 31, 2010	% increase	July 30, 2011	July 31, 2010	% increase
	(in millions)			(in millions)

DSW	$442.1	$381.9	15.8%	$904.5	$793.6	14.0%
Leased Business Division	34.2	33.2	3.0%	75.4	71.1	6.0%

Total DSW Inc.	$476.3	$415.1	14.7%	$979.9	$864.7	13.3%

Comparable sales change by reportable segment:

	Three Months Ended		Six Months Ended
	July 30, 2011	July 31, 2010	July 30, 2011	July 31, 2010

DSW	13.0%	12.5%	11.9%	15.2%
Leased Business Division	3.7%	5.7%	6.7%	3.8%
Total DSW Inc.	12.3%	12.0%	11.5%	14.1%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical facts, including the statements made in our “Fiscal 2011 Annual Outlook,” are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: our success in opening and operating new stores on a timely and profitable basis; continuation of supply agreements and the financial condition of our leased business partners; disruption of our distribution and fulfillment operations; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; our reliance on our “DSW Rewards” program to drive traffic, sales and loyalty; maintaining good relationships with our vendors; our ability to anticipate and respond to fashion trends; fluctuation of our comparable sales and quarterly financial performance; uncertain general economic conditions; risks inherent to international trade with countries that are major manufacturers of footwear; risks related to our cash and investments; and the anticipated benefits of the merger with RVI taking longer to realize or not being achieved in their entirety or realization of risks related to the merger with RVI. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DSW INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of	As of
	July 30, 2011	January 29, 2011

Assets
Cash and equivalents	$49,615	$99,126
Short-term investments	301,112	241,557
Accounts receivable, net	14,653	13,186
Inventories	318,263	309,013
Prepaid expenses and other current assets	26,646	30,900
Deferred income taxes	34,681	49,354

Total current assets	744,970	743,136

Property and equipment, net	220,778	212,342
Long-term investments	66,786	49,987
Goodwill	25,899	25,899
Deferred income taxes	124,793
Other assets	9,229	10,113

Total assets	$1,192,455	$1,041,477

Liabilities and shareholders’ equity
Accounts payable	$127,482	$150,276
Accrued expenses	97,627	113,100
Conversion feature of short-term debt	69,109	6,375
Warranty liability	32,125	20,624
Current portion of long-term debt	133,398	132,132

Total current liabilities	459,741	422,507

Deferred income taxes and other non-current liabilities	106,120	130,101
Total shareholders’ equity	626,594	488,869

Total liabilities and shareholders’ equity	$1,192,455	$1,041,477

DSW INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
and
RECONCILIATION OF ADJUSTED RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months			Three Months
	Ended			Ended
	July 30, 2011			July 30, 2011
	Reported		Adjustments	Adjusted

Net sales	$476,310			$476,310
Cost of sales	(320,758)			(320,758)
Operating expenses	(106,628)	(1)	$6,103	(100,525)
Change in fair value of derivative instruments	(22,943)	(2)	22,943

Operating profit	25,981		29,046	55,027
Interest (expense)income, net	(4,918)	(3)	5,404	486

Income from continuing operations before income taxes	21,063		34,450	55,513
Income tax benefit (provision)	124,640	(4)	(146,457)	(21,817)

Income from continuing operations	145,703		(112,007)	33,696
Total income from discontinued operations, net of tax	168	(5)	(168)

Net income	145,871		(112,175)	33,696
Less: net income attributable to the noncontrolling interests	(6,001)	(6)	6,001

Net income, net of noncontrolling interests	$139,870		$(106,174)	$33,696

Diluted earnings per share:
Diluted earnings per share from continuing operations, net of noncontrolling interests	$3.95			$0.74
Diluted earnings per share from discontinued operations	$0.01			$0.00
Diluted earnings per share, net of noncontrolling interests	$3.96			$0.74

Diluted shares used in per share calculations:	35,360	(7)		45,313

Notes:

1)	Reflects DSW and RVI transaction costs and RVI-related expenses

2)	Change in fair value of derivative instruments, which relate to RVI’s Premium Income Exchangeable Securities (“PIES”) and warrants to purchase DSW or RVI (prior to the merger) common shares

3)	Interest expense related to PIES and RVI debt

4)	Reflects impact of reversal of valuation allowances and other merger related tax items

5)	Reflects the removal of the elimination of discontinued operations, which relate to RVI’s sale of Value City and Filene’s Basement

6)	Reflects the removal of the noncontrolling interest in DSW that RVI recorded through the merger date

7)	Reported weighted average shares outstanding are prorated for pre-merger RVI shares through the merger date and post-merger DSW shares after the merger date and through period end. Through the merger date, RVI weighted average shares outstanding are adjusted for the 0.435 exchange ratio. After the merger date, the weighted average shares outstanding reflect DSW shares converted from RVI shares as well as DSW Class A Common Shares outstanding prior to the merger. Adjusted shares used in the per share calculations reflect DSW’s weighted average shares outstanding as of the first quarter.

	Three Months			Three Months
	Ended			Ended
	July 31, 2010			July 31, 2010
	Reported		Adjustments	Adjusted

Net sales	$415,120			$415,120
Cost of sales	(289,402)			(289,402)
Operating expenses	(86,686)	(1)	$(937)	(87,623)
Change in fair value of derivative instruments	17,173	(2)	(17,173)

Operating profit	56,205		(18,110)	38,095
Interest (expense) income, net	(2,945)	(3)	3,082	137

Income from continuing operations before income taxes	53,260		(15,028)	38,232
Income tax provision	(17,630)	(4)	2,852	(14,778)

Income from continuing operations	35,630		(12,176)	23,454
Total income from discontinued operations, net of tax	127	(5)	(127)

Net income	35,757		(12,303)	23,454
Less: net income attributable to the noncontrolling interests	(8,851)	(6)	8,851

Net income, net of noncontrolling interests	$26,906		$(3,452)	$23,454

Diluted earnings per share:
Diluted earnings per share from continuing operations, net of noncontrolling interests	$1.00	(7)		$0.52
Diluted earnings per share from discontinued operations	$0.01			$0.00
Diluted earnings per share, net of noncontrolling interests	$1.00			$0.52

Diluted shares used in per share calculations:	22,259	(8)		44,826

Notes:

1)	Reflects RVI-related operating income, net of expenses.

2)	Change in fair value of derivative instruments, which relate to RVI’s PIES and warrants

3)	Interest expense related to PIES and RVI debt

4)	Reflects impact of RVI related tax expense

5)	Reflects the removal of the elimination of discontinued operations, which relate to RVI’s sale of Value City and Filene’s Basement

6)	Reflects the removal of the noncontrolling interest in DSW that RVI recorded through the merger date

7)	Reflects a gain in the fair value of warrants of $4.6 million, which was excluded in the calculation of net income for earnings per share purposes and 0.8 million corresponding shares were included in the diluted share count.

8)	Reported weighted average shares outstanding reflect the RVI weighted average shares outstanding adjusted for the 0.435 exchange ratio, as previously reported by RVI. Adjusted weighted average shares outstanding reflect what DSW previously reported during this period.

	Six Months			Six Months
	Ended			Ended
	July 30, 2011			July 30, 2011
	Reported		Adjustments	Adjusted

Net sales	$979,898			$979,898
Cost of sales	(652,196)			(652,196)
Operating expenses	(219,247)	(1)	$11,290	(207,957)
Change in fair value of derivative instruments	(77,819)	(2)	77,819

Operating profit	30,636		89,109	119,745
Interest (expense) income, net	(8,063)	(3)	8,981	918

Income from continuing operations before income taxes	22,573		98,090	120,663
Income tax benefit (provision)	99,701	(4)	(147,105)	(47,404)

Income from continuing operations	122,274		(49,015)	73,259
Total income from discontinued operations, net of tax	168	(5)	(168)

Net income	122,442		(49,183)	73,259
Less: net income attributable to the noncontrolling interests	(20,695)	(6)	20,695

Net income, net of noncontrolling interests	$101,747		$(28,488)	$73,259

Diluted earnings per share:
Diluted earnings per share from continuing operations, net of noncontrolling interests	$3.54			$1.62
Diluted earnings per share from discontinued operations	$0.01			$0.00
Diluted earnings per share, net of noncontrolling interests	$3.54			$1.62

Diluted shares used in per share calculations:	28,705	(7)		45,313

Notes:

1)	Reflects DSW and RVI transaction costs and RVI-related expenses

2)	Change in fair value of derivative instruments, which relate to RVI’s PIES and warrants

3)	Interest expense related to PIES and RVI debt

4)	Reflects impact of reversal of valuation allowances and other merger related tax items

5)	Reflects the removal of the elimination of discontinued operations, which relate to RVI’s sale of Value City and Filene’s Basement

6)	Reflects the removal of the noncontrolling interest in DSW that RVI recorded through the merger date

7)	Reported weighted average shares outstanding are prorated for pre-merger RVI shares through the merger date and post-merger DSW shares after the merger date and through period end. Through the merger date, RVI weighted average shares outstanding are adjusted for the 0.435 exchange ratio. After the merger date, the weighted average shares outstanding reflect DSW shares converted from RVI shares as well as DSW Class A Common Shares outstanding prior to the merger. Adjusted shares used in the per share calculations reflect DSW’s weighted average shares outstanding as of the first quarter.

	Six Months			Six Months
	Ended			Ended
	July 31, 2010			July 31, 2010
	Reported		Adjustments	Adjusted

Net sales	$864,657			$864,657
Cost of sales	(591,574)			(591,574)
Operating expenses	(185,631)	(1)	$(212)	(185,843)
Change in fair value of derivative instruments	(14,162)	(2)	14,162

Operating profit	73,290		13,950	87,240
Interest (expense) income, net	(5,284)	(3)	6,206	922

Income from continuing operations before income taxes	68,006		20,156	88,162
Income tax provision	(29,806)	(4)	(4,718)	(34,524)

Income from continuing operations	38,200		15,438	53,638
Total income from discontinued operations, net of tax	2,970	(5)	(2,970)

Net income	41,170		12,468	53,638
Less: net income attributable to the noncontrolling interests	(20,214)	(6)	20,214

Net income, net of noncontrolling interests	$20,956		$32,682	$53,638

Diluted earnings per share:
Diluted earnings per share from continuing operations, net of noncontrolling interests	$0.84			$1.20
Diluted earnings per share from discontinued operations	$0.14			$0.00
Diluted earnings per share, net of noncontrolling interests	$0.98			$1.20

Diluted shares used in per share calculations:	21,446	(7)		44,800

Notes:

1)	Reflects RVI-related operating income, net of expenses

2)	Change in fair value of derivative instruments, which relate to RVI’s PIES and warrants

3)	Interest expense related to PIES and RVI debt

4)	Reflects impact of RVI related tax expense

5)	Reflects the removal of the elimination of discontinued operations, which relate to RVI’s sale of Value City and Filene’s Basement

6)	Reflects the removal of the noncontrolling interest in DSW that RVI recorded through the merger date

7)	Reported weighted average shares outstanding reflect the RVI weighted average shares outstanding adjusted for the 0.435 exchange ratio, as previously reported by RVI. Adjusted weighted average shares outstanding reflect what DSW previously reported during this period.

This release contains certain adjusted financial measures. These measures are included as a complement to reported results because management believes these adjusted financial measures help explain underlying performance trends in DSW’s business and provide useful information to both management and investors. The unaudited Condensed Consolidated Statements of Operations and Reconciliation of Adjusted Results should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, DSW’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful to investors for the assessment of the ongoing operations of DSW. The unaudited Condensed Consolidated Statements of Operations and Reconciliation of Adjusted Results should be read in conjunction with DSW’s and RVI’s historical financial statements and notes thereto contained in DSW’s and RVI’s quarterly reports on Form 10-Q and annual report on Form 10-K.
SOURCE: DSW Inc.

Company Contact:
DSW Inc.
Jennie Wilson
Senior Vice President Finance & Controller
(855) 893-5691

Investor Contacts:
ICR, Inc.
Allison Malkin / Anne Rakunas
(203) 682-8200 / (310) 954-1113